Logo                          Letterhead



                               PHC, INC.

                            200 Lake Street
                               Suite 102
                      Peabody, Massachusetts 01960




                           November 24, 1997







Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PHC, Inc., which will be held on December 26, 1997, at 2:00 PM, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about PHC, Inc.'s officers and directors.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke it at any time prior to the meeting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

                              Sincerely,

                              /S/ Bruce A. Shear
                              ___________________
                              President

                               PHC, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 26, 1997


     The Annual Meeting of Stockholders of PHC, Inc. (the "Company") will be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, on December 26, 1997, at 2:00
PM, for the following purposes:

1. To elect five directors (two to be elected by the holders of the Company's Class A Common Stock and three to be elected by the holders of the Company's Class B Common Stock)to hold office until the annual meeting next following their election and until their successors are duly elected and qualified;

2. To approve and ratify an amendment to the 1993 Employee Stock Purchase and Option Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 300,000 shares to 400,000 shares;

3. To approve and ratify an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 shares to 150,000 shares;

4. To approve and ratify an amendment to the 1995 Non-Employee Director Stock Option Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 30,000 shares to 50,000 shares;

5. To ratify the selection by the Board of Directors of Richard A. Eisner & Company, LLP as the Company's independent auditors; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on November 14, 1997, will be entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting.

                              By order of the Board of Directors


                              Paula C. Wurts, Assistant Clerk

Peabody, Massachusetts
November 24, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                   PHC, INC.

                                200 Lake Street
                                   Suite 102
                          Peabody, Massachusetts 01960
                                 (978) 536-2777

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHC, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts on December 26, 1997 at 2:00 PM (Boston time), and at any adjournment of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the instructions specified, and if no instruction is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by filing a later dated proxy or written notice of revocation with Paula C. Wurts, Assistant Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report on Form 10-KSB for the year ended June 30, 1997 is being mailed to stockholders together with this Proxy Statement. The Company will furnish any exhibit to the Company's Annual Report on Form 10-KSB upon the payment of a fee of ten cents per page plus mailing costs. The date of mailing of this Proxy Statement is expected to be on or about November 24, 1997.

     The Board of Directors has fixed November 14, 1997 as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). On that date there were outstanding and entitled to vote 4,690,174 shares of Class A Common Stock and 730,331 shares of Class B Common
Stock of the Company (the shares of Class A Common Stock and Class B Common Stock are referred to collectively herein as the "Shares"). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. The holders of the Company's Class A Common Stock are entitled to elect two members of the Company's Board of Directors (the "Class A Directors") and holders of the Company's Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors (the "Class B Directors"). Holders of Class A Common Stock will receive white proxy cards which will be different from those received by the holders of Class B Common Stock. The proxy cards received by the holders of Class A Common Stock will contain a proposal relating to the election of the two members of the Board of Directors to be elected by the holders of the Class A Common Stock, in addition to any other proposals to be voted upon during the General Session. Holders of Class B Common Stock will receive blue proxy cards which will contain a proposal relating to the election of the three members of the Board of Directors to be elected by the holders of the Class B Common Stock, in addition to any other proposals to be voted upon during the General Session.

     The Annual Meeting will comprise three related but separate sessions: (i) a special session of the holders of Class A Common Stock, during which session only holders of Class A Common Stock are entitled to vote, for the separate election by such holders of two directors, and no other business may properly come before the meeting (the "Class A Session"); (ii) a special session of the holders of Class B Common Stock, during which session only holders of Class B Common Stock are entitled to vote, for the separate election by such holders of three directors, and no other business may properly come before the meeting (the "Class B Session"); and (iii) a general session of the holders of the Class A Common Stock and the Class B Common Stock for the approval and ratification of an amendment to the 1993 Employee Stock Purchase and Option Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 300,000 shares to 400,000 shares, the approval and ratification of an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 shares to 150,000 shares, the approval and ratification of an amendment to the 1995 Non-Employee Director Stock Plan to increase the number of shares of Class A
Common Stock available for issuance thereunder from 30,000 shares to 50,000 shares, ratification of the selection of independent auditors and for the conduct of such other business as may properly come before the Annual Meeting (the "General Session"). The presence in person or by proxy of holders of shares of Class A Common Stock and Class B Common Stock outstanding as of the Record Date which, combined, have the right to cast a majority of the votes which may be cast with respect to matters arising during the General Session will constitute a quorum for the conduct of business at the General Session. The presence in person or by proxy of holders of shares of Class A Common Stock and Class B Common Stock outstanding as of the Record Date which have the right to cast a majority of the votes which may be cast with respect to matters arising during the Class A Session and the Class B Session, respectively, will constitute a quorum for purposes of the Class A Session and the Class B Session, respectively.

     The affirmative vote of the holders of a plurality of the shares of each of Class A Common Stock and Class B Common Stock represented at the meeting is required for the election of the Class A Directors and the Class B Directors, respectively. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock entitled to vote thereon and the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon voting together as a separate class is required for the approval of the proposal to amend the Company's Restated Articles of Organization. Approval of each of the other matters which is before the meeting will require the affirmative vote of the holders of a majority of the Shares represented at the meeting and voting thereon. No votes may be taken at the meeting, other than a vote to adjourn, unless the appropriate quorum (as set forth in the preceding paragraph) has been constituted. Shares voted to abstain or to withhold as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed represented for quorum purposes. Such shares, however, shall not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

     The following table sets forth, to the knowledge of the Company, the only beneficial owners of more than 5% equity of any class of the Company's outstanding voting common stock as of October 27, 1997.


                         Name and Address of        Shares of Class    Percent
                             Beneficial                Beneficially       of
Title of Class                 Owner                     Owned          Class
_______________________  ____________________      _________________  _________

Class A Common Stock.....      None

Class B Common Stock.....      Bruce A. Shear            671,259        91.9%
                               c/o PHC, Inc.
                               200 Lake Street
                               Suite 102
                               Peabody, MA  0l960


     The percentages of voting rights for certain persons or groups are set forth in the footnotes to the table contained under the heading, "Security Ownership of Certain Beneficial Owners and Management."


                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of shares of the Company's Class A Common Stock and Class B Common Stock (the only classes of capital stock of the Company currently outstanding) as of October 27, 1997 by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company, (iii) each of the named executive officers as defined in 17 CFR 228.402(a)(2) and (iv) all directors and officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. In preparing the following table, the Company has relied on the information furnished by the persons listed below:

                                                Amount and
                        Name and Address          Nature
                         of Beneficial         of Beneficial      Percent of
  Title of Class            Owner                 Owner           Class (11)
____________________   __________________   _______________      _____________

Class A Common Stock    Gerald M. Perlow        16,000(1)             *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960

                        Donald E. Robar          9,250(2)             *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960

                        Bruce A. Shear          17,500(3)             *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960

                        Robert H. Boswell       31,824(4)             *
                        c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960

                        Howard W. Phillips      38,004(5)             *
                        P. O. Box 2047
                        East Hampton, NY 11937

                        William F. Grieco       59,780(6)(7)         1.3%
                        115 Marlborough Street
                        Boston, MA   02116

                        J. Owen Todd            59,280(7)            1.3%
                        c/o Todd and Weld
                        1 Boston Place
                        Boston, MA  02108

                        All Directors and      188,283(8)            3.9%
                        Officers as a
                        Group (7 persons)

Class B Common Stock    Bruce A. Shear         671,259(10)          91.9%
 (9)                    c/o PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960

                        All Directors and      671,259              91.9%
                        Officers as a
                        Group (7 persons)

*    Less than 1%.
(1) Includes 6,000 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(2) Includes 7,750 shares issuable pursuant to currently exercisable stock options or stock options which will become exercisable within sixty days, having an exercise price range of $3.50 to $6.63 per share.
(3) Includes 12,500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $2.63 per share. Excludes an aggregate of 59,280 shares of Class A Common Stock owned by the Shear Family Trust and the NMI Trust, of which Bruce A. Shear is a remainder beneficiary.
(4) Includes an aggregate of 30,250 shares of Class A Common Stock issuable pursuant to currently exercisable stock options at an exercise price range of $2.63 to $3.50 per share.
(5) Includes 37,504 shares issuable upon the exercise of a currently exercisable Unit Purchase Option for 18,752 Units, at a price per unit of $5.60, of which each unit consists of one share of Class A Common Stock and one warrant to purchase an additional share of Class A Common Stock at a price per share of $7.50 and 500 shares issuable pursuant to currently exercisable stock options having an exercise price of $3.50 per share.
(6) Includes 500 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, having an exercise price of $3.50 per share.
(7) Messrs. Todd and Grieco are the two trustees of the Trusts which collectively hold 72,453 shares of the Company's outstanding Common Stock. Gertrude Shear, Bruce A. Shear's mother, is the lifetime beneficiary of the Trusts. In addition to the shares held by the Trusts, to the best of the Company's knowledge, Gertrude Shear currently owns less than 1% of the Company's outstanding Class B Common Stock.
(8) Includes an aggregate of 71,500 shares issuable pursuant to currently exercisable stock options. Of those options, 2,750 have an exercise price of $6.63 per share, 51,250 have an exercise price of $3.50 per share and 17,500 have an exercise price of $2.63. Also includes 37,504 shares issuable upon the exercise of the Unit Purchase Option as described in (5).
(9) Each share of Class B Common Stock is convertible into one share of Class A Common Stock automatically upon any sale or transfer thereof or at any time at the option of the holder.
(10) Includes 56,369 shares of Class B Common Stock pledged to Steven J. Shear of 2 Addison Avenue, Lynn, Massachusetts 01902, Bruce A. Shear's brother, to secure the purchase price obligation of Bruce A. Shear in connection with his purchase of his brother's stock in the Company in December 1988. In the absence of any default under this obligation, Bruce A. Shear retains full voting power with respect to these shares.
(11) Represents percentage of equity of class, based on numbers of shares listed under the column headed "Amount and Nature of Beneficial Ownership". Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to five votes per share on all matters on which stockholders may vote (except that the holders of the Class A Common Stock are entitled to elect two members of the Company's Board of Directors and holders of the Class B Common Stock are entitled to elect all the remaining members of the Company's Board of Directors).

     Based on the number of shares listed under the column headed "Amount and Nature of Beneficial Ownership", the following persons or group hold the following percentages of voting rights for all shares of common stock combined as October 27, 1997:

              Bruce A.Shear...........................40.45%
              J. Owen Todd..............................0.7%
              William F. Grieco.........................0.7%
              All Directors and Officers as a Group
                 (7 persons)...........................42.5%


           DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The directors and officers of the Company as of June 30, 1997 are as follows:

   NAME                           AGE             POSITION

Bruce A. Shear                     42  President,  Chief Executive Officer and
                                        Director
Robert H. Boswell                  48  Executive Vice President
Paula C. Wurts                     48  Controller, Assistant Clerk and
                                        Assistant Treasurer
Gerald M. Perlow, M.D.(1)(2)       59  Director and Clerk
Donald E. Robar (1)(2)             60  Director and Treasurer
Howard W. Phillips                 67  Director
William F. Grieco                  44  Director

(1)   Member of Audit  Committee.
(2)   Member of Compensation Committee.

     All of the directors hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

     Information with respect to the business experience and affiliations of the directors and officers of the Company is set forth below.

     BRUCE A. SHEAR has been President, Chief Executive Officer and a Director of the Company since 1980 and Treasurer of the Company from September 1993 until February 1996. From 1976 to 1980 he served as Vice President, Financial Affairs, of the Company. Mr. Shear has served on the Board of Governors of the Federation of American Health Systems for over ten years. Mr. Shear received an MBA from Suffolk University in 1980 and a BS in Accounting and Finance from Marquette University in 1976.

     ROBERT H. BOSWELL has served as the Executive Vice President of the Company since 1992. From 1989 until Spring of 1994 Mr. Boswell served as the Administrator of the Company's Highland Ridge Hospital facility where he is based. Mr. Boswell is principally involved with the Company's substance abuse facilities. From 1981 until 1989, he served as the Associate Administrator at the Prevention Education Outpatient Treatment Program--the Cottage Program, International. Mr. Boswell graduated from Fresno State University in 1975 and from 1976 until 1978 attended Rice University's doctoral program in philosophy. Mr. Boswell is a Board Member of the National Foundation for Responsible Gaming and the Chair for the National Center for Responsible Gaming.

     PAULA C. WURTS has served as the Controller of the Company since 1989, as Assistant Treasurer since 1993, and as Assistant Clerk since January 1996. Ms. Wurts served as the Company's Accounting Manager from 1985 until 1989. Ms. Wurts received an Associate's degree in Accounting from the University of South Carolina in 1980, a BS in Accounting from Northeastern University in 1989 and passed the examination for Certified Public Accountants. She received an MBA in Accounting from Western New England College in 1996.

     GERALD M. PERLOW, M.D. has served as a Director of the Company since May 1993 and as Clerk since February 1996. Dr. Perlow is a cardiologist in private practice in Lynn, Massachusetts, and has been Associate Clinical Professor of Cardiology at the Tufts University School of Medicine since 1972. Dr. Perlow is a Diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine (with a subspecialty in cardiovascular disease) and a Fellow of the American Heart Association, the American College of Cardiology, the American College of Physicians and the Massachusetts Medical Center. From 1987 to 1990, Dr. Perlow served as the Director, Division of Cardiology, at AtlantiCare Medical Center in Lynn, Massachusetts. From October 1996 to March 1997, Dr. Perlow served as President and Director of Perlow Physicians, P.C. which has a management contract with BSC. Dr. Perlow received compensation of $8,333 for the period. Dr. Perlow received a BA from Harvard College in 1959 and an MD from Tufts University School of Medicine in 1963.

     DONALD E. ROBAR has served as a Director of the Company since 1985 and has served as the Treasurer since February 1996. He served as Clerk of the Company from 1992 to 1996. Dr. Robar has been a professor of Psychology since 1961, most recently at Colby-Sawyer College in New London, New Hampshire. Dr. Robar received a Ed.D. from the University of Massachusetts in 1978, an MA from Boston College in 1968 and a BA from the University of Massachusetts in 1960.

     HOWARD W. PHILLIPS has served as a Director of the Company since August 1996 and has been employed by the Company as a public relations specialist since August 1995. From 1982 until October 1995, Mr. Phillips was the Director of Corporate Finance for D. H. Blair Investment Corp. From 1969 until 1981, Mr. Phillips was associated with Oppenheimer & Co. where he was a partner and Director of Corporate Finance. Mr. Phillips currently is a member of the Board of Directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.

     WILLIAM F. GRIECO has served as a Director of the Company since February 18, 1997. Since November of 1995, he has served as Senior Vice President and General Counsel for Fresenius Medical Care North America. From 1989 until November of 1995, Mr. Grieco was a partner at Choate, Hall & Stewart, the Company's principal outside legal counsel. Mr. Grieco is a member of the Board of Directors of Fresenius National Medical Care Holdings, Inc. Mr. Grieco received a BS from Boston College in 1975, an MS in Health Policy and Management in 1978 and a JD from Boston College Law School in 1981.

           MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year 1997, the Board of Directors of the Company held five meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he served.

     The current members of the Audit Committee are Dr. Robar and Dr. Perlow. The principal functions of the Committee are to review matters relating to the examination of the Company by its independent auditors and its accounting control procedures. The committee met once in fiscal year 1997.

     The Board of Directors established a Compensation Committee in November 4, 1993. The current members of this Committee are Dr. Robar and Dr. Perlow. The principal function of the committee is to review and set executive compensation. The committee met once in fiscal year 1997.

     The Board of Directors does not have a nominating or similar committee.

     In fiscal year 1997, two of the executive officers or directors of the Company served on a board of directors of another publicly traded entity. Mr. Grieco serves on the board of directors of Fresenius National Medical Care Holdings, Inc. a maker of medical supplies and Mr. Phillips serves on the board of directors of Food Court Entertainment Network, Inc., an operator of shopping mall television networks, and Telechips Corp., a manufacturer of visual phones.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Employment Agreements

     The Company has not entered into any employment agreements with its executive officers. The Company has acquired a $1,000,000 key man life insurance policy on the life of Bruce A. Shear.

Executive Compensation

     Two executive officers of the Company received compensation in the 1997 fiscal year which exceeded $100,000. The following table sets forth the compensation paid or accrued by the Company for services rendered to these executives in fiscal year 1997, 1996 and 1995:

                           Summary Compensation Table

                           ANNUAL COMPENSATION
                          _____________________
                                                        Long Term
                                                      Compensation
                                                         Awards
                                                       ____________

        (a)          (b)    (c)    (d)       (e)          (g)           (i)
     Name and                            Other Annual  Securities    All Other
     Principal      Year  Salary  Bonus  Compensation  Underlying  Compensation
     Position               ($)    ($)       ($)       Opions/SARs
                                                           ($)          ($)
                                                           (#)
   __________       ____  _______ _____  _____________  ___________  __________


  Bruce A. Shear    1997  $294,167    --     $12,633(1)         --           --
    President and   1996  $294,063    --     $10,818(2)         --           --
    Chief
    Executive       1995  $237,500    --      $8,412(3)         --           --
    Officer

  Robert H. Boswell 1997  $ 92,750     --     $6,000(4)      5,000       $6,821
    Executive Vice  1996  $ 80,667 $1,000    $23,750(5)      5,000      $11,250
    President       1995  $ 69,750     --     $6,000(4)     15,000      $28,050

(1) This amount represents (i) $2,687 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $6,769 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,177 personal use of a Company car held by Mr. Shear.

(2) This amount represents (i) $2,650 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $5,146 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear, and (iii) $3,022 for the personal use of a Company car held by Mr. Shear.

(3) This amount represents (i) $2,450 contributed by the Company to the Company's Executive Employee Benefit Plan on behalf of Mr. Shear, (ii) $1,195 in premiums paid by the Company for club memberships used by Mr. Shear for personal activities and (iii) $4,767 in premiums paid by the Company with respect to life insurance for the benefit of Mr. Shear.

(4)   This amount represents an automobile allowance

(5) This amount represents (i) $3,750 automobile allowance, and (ii) $20,000 net gain from the exercise of options and subsequent sale of stock.

Compensation of Directors

     Directors who are employees of the Company receive no compensation for services as members of the Board. Directors who are not employees of the Company receive $2,500 stipend per year and $1,000 for each Board meeting they attend. In addition, directors of the Company are entitled to receive certain stock option grants under the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). Pursuant to the Director Plan, in January of 1996, Dr. Perlow was granted an option to purchase 1,000 shares of the Company's Class A Common Stock at an exercise price of $6.63 per share and Dr. Robar was granted an option to purchase 4,500 shares of the Company's Class A Common Stock at an exercise price of $6.63 per share. Also pursuant to the Director Plan, in February, 1997, Dr. Perlow, Dr. Robar and Mr. Grieco were each granted 2,000 shares of the Company's Class A Common Stock at an exercise price of $3.50 per share. In addition, pursuant to the Company's 1993 Employee Stock Purchase and Option Plan, in February, 1997, Dr. Perlow, Dr. Robar, Mr. Phillips and Mr. Grieco were each granted an option to purchase 5,000 shares of Class A Common Stock at an exercise price of $3.50 per share.


                              ELECTION OF DIRECTORS

     The members of the Board of Directors elected at the Annual Meeting will be classified into two classes of directors. Two directors will be elected by the holders of the Company's Class A Common Stock (the "Class A Directors") and the balance of the directors will be elected by the holders of the Company's Class B Common Stock (the "Class B Directors"). The terms of the present directors expire at the Annual Meeting or when the successors are chosen and qualified, if later. The Board of Directors has fixed at five the number of directors to be elected at the Annual Meeting.

     The nominees for Class A Directors for election at the Annual Meeting are Donald E. Robar and Gerald M. Perlow. The nominees for Class B Directors for election at the Annual Meeting are Bruce A. Shear, Howard W. Phillips and William F. Grieco. The proxy for holders of Class A Common Stock will be voted to elect as Class A Directors the two nominees (Donald E. Robar and Gerald M. Perlow), unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy for holders of Class B Common Stock will be voted to elect as Class B Directors the three nominees (Bruce A. Shear, Howard W. Phillips and William F. Grieco), unless authority to vote for the election of directors is withheld by marking the proxy to that effect. Donald E. Robar, Gerald M. Perlow, Bruce A. Shear, Howard W. Phillips and William F. Grieco are presently directors of the Company and have consented to serve if reelected.

     Each director will be elected to hold office until the next annual meeting of stockholders following the 1997 Annual Meeting (1998) and until his successor is elected and qualified. If a nominee becomes unavailable, the proxy may be voted, unless authority has been withheld as to the nominee, for the election of a substitute.

           THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

          AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE AND OPTION PLAN

On November 17, 1997, the Board of Directors of the Company adopted an amendment to the 1993 Employee Stock Purchase and Option Plan (the "Stock Plan") to increase the maximum number of shares of Common Stock available for issuance thereunder from 300,000 to 400,000 shares. The purpose of the increase is to permit the continuing grant of stock options to employees, officers, directors and consultants which the Board of Directors believes is necessary to continue to attract and retain such persons, particularly in view of the fact that the Company's business is dependent upon its human resources. The executive officers and directors of the Company are eligible to receive options and restricted stock under the Stock Plan and will therefore benefit from such approval.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
        THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE AND OPTION PLAN

                     Description of the Company's Stock Plan

General. The Company's Stock Plan was adopted by the Board of Directors on August 26, 1993 and approved by stockholders on November 30, 1993. The Stock Plan currently provides for the issuance of a maximum of 300,000 shares of Class A Common Stock pursuant to the grant of incentive stock options to employees and the grant of non-qualified stock options or restricted stock to employees, consultants, directors and officers of the Company and its subsidiaries.

The Stock Plan is administered by the Board of Directors. Subject to the provisions of the plan itself, the Board of Directors has the authority to select the recipients of options or restricted stock and determine the terms of the options or restricted stock granted, including: (i) the number of shares;
(ii) option exercise terms; (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the fair market value of the Class A Common Stock on the date of grant); (iv) the type and duration of transfer or other restrictions; and (v) the time and form of payment for restricted stock and upon exercise of options. Generally, an option is not transferable by the option holder except by will or by the laws of descent and distribution. Also, generally, no incentive stock option may be exercised more than 60 days following termination of employment. In the event that termination is due to death or disability, however, the option is exercisable for a period of one year following such termination. Options granted to date generally become exercisable in equal installments over a three-year period on the first, second and third anniversaries of the grant date and expire on the tenth anniversary of the grant date.

As of October 27, 1997, the Company had issued options to purchase an aggregate of 283,500 shares of Class A Common Stock. The exercise prices of all options granted through October 27, 1997 have ranged from $2.63 to $7.00 per share. The last sale price of the Class A Common Stock on October 15, 1997 as reported by the Nasdaq National Market was $2.75 per share.

The following table provides information about options granted to the named executive officers during fiscal 1997 under the Company's Stock Plan, Employee Stock Purchase Plan and Non-Employee Director Stock Plan.


                      Option/SAR Grants in Last Fiscal Year
                                Individual Grants
                     _______________________________________


     (a)                (b)          (c)            (d)          (e)

                      Number of      % of
                     Securities      Total
                     Underlying   Options/SARs    Exercise
                    Options/SARs   Granted to        or
                      Granted     Employees in   Base Price   Expiration
  Name                  (#)       Fiscal Year       ($/Sh)       Date
 __________     ______________  ______________  __________   ____________


Bruce A. Shear          --            --            --                --

Robert H. Boswell    5,000          9.7%         $3.50         2/18/2002


     The following table provides information about options exercised by the named executive officers during fiscal 1997 and the number and value of options held at the end of fiscal 1997.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

      (a)            (b)          (c)            (d)                 (e)
                                               Number of
                                               Securities          Value of
                                               Underlying        Unexercised
                                              Unexercised        In-the-Money
                                              Options/SARs       Options/SARs
                                               at FY-End         at FY-End ($)
                                                 (#)

                   Shares
                  Acquired
                     on          Value        Exercisable/       Exercisable/
    Name          Exercise ($) Realized ($)   Unexercisabe      Unexercisable
______________   _____________ ____________  _____________      ______________

Bruce A. Shear          --         --             --                 --
Robert H. Boswell       --         --             --                 --

     Federal Income Tax Information. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients who receive options or restricted stock under the Stock Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

     Tax Treatment of Non-Qualified Stock Options. Under Section 83 of the Code, optionees realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Stock Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the optionee would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

     Alternatively, an optionee holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise even though the stock acquired is subject to a substantial risk of forfeiture. If the optionee makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will not result in ordinary compensation income to the optionee.

     The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the optionee.

     Tax Treatment of Incentive Stock Options. Under Section 422 of the Code, an optionee incurs no federal income tax liability on either the grant or exercise of an incentive stock option ("ISO"). Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of stock will be taxed as long-term or mid-term capital gain depending on the holding period since the date of exercise. If the stock is disposed of within a shorter period, the optionee will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted. The balance of the gain realized will be taxed as capital gain, long-term, mid-term or short-term depending on the holding period since the date of exercise.

     The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes ordinary compensation income on account of a premature disposition of ISO stock in the same amount and at the same time as the optionee's recognition of income.

     Tax Treatment of Purchases of Restricted Stock. An employee or consultant who receives a grant of restricted stock generally will not recognize taxable income at the time such stock is received, but will recognize ordinary compensation income when the transfer and forfeiture restrictions lapse in an amount equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount, if any, paid by the employee or consultant for the restricted stock. Alternatively, an employee or consultant receiving restricted stock may elect, in accordance with Section 83(b) of the Code, to be taxed on the excess of the fair market value of the shares of restricted stock at the time of grant over the amount, if any, paid by the employee or consultant, notwithstanding the transfer and forfeiture restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the employee or consultant. The full amount of dividends or other distributions of property made with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions will constitute ordinary compensation income to the employee or consultant and the Company will be entitled to a deduction at the same time and in the same amount.

          AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN

     On November 17, 1997, the Board of Directors of the Company adopted an amendment to the 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares of Class A Common Stock available for issuance thereunder from 100,000 to 150,000 shares. The purpose of the increase is to provide the employees of the Company with the continued opportunity to participate in the Company's growth through the purchase of Class A Common Stock at a discount from market value. The executive officers of the Company, other than those who own 5% or more of the stock of the Company, are eligible to participate in this plan and, accordingly, could benefit from such approval.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

         Description of the Company's 1995 Employee Stock Purchase Plan

General.  The Company's  1995 Employee  Stock  Purchase Plan (the Stock Purchase
Plan) was adopted by the Board of Directors on October 18, 1995, approved by the stockholders on December 15, 1995 and became effective on February 1, 1996. It is intended to provide employees of the Company and its subsidiaries with an opportunity to participate in the growth of the Company through the purchase of Class A Common Stock at a discount from market value. Currently, an aggregate of 100,000 shares of Class A Common Stock has been reserved for issuance pursuant to this plan. The Stock Purchase Plan is administered by the Board of Directors.

All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is implemented by offerings of such duration as the Board of Directors determines, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering is able to purchase Common Stock at a price equal to the lesser of (i) 85% of its fair market value on the date the right was granted or (ii) 85% of its fair market value on the date the right was exercised. Payment for Class A Common Stock purchased under the plan is through regular payroll deduction or lump sum cash payment, or both, as determined by the Board of Directors. In an offering period that began on February 1, 1996 and ended on January 31, 1997, seventeen employees purchased an aggregate of 9,452 shares. Currently there is an offering period in place which began on February 1, 1997 and will end on January 31, 1998. There are thirty employees participating in the second offering under this plan.

Employee Stock Purchase Plan - Federal Income Tax Information. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Section 423 provides that no federal income tax is paid by the employee, and the Company is entitled to no deduction, at either the beginning or end of an offering period. The federal income tax consequences upon disposition of the shares acquired pursuant to an offering under the Stock Purchase Plan depend on when such disposition occurs. If the disposition occurs after the expiration of both (i) two years from the offering commencement date and (ii) one year from the purchase date, and the fair market value of the stock on the date of disposition is higher than the price paid for the stock, the employee will recognize compensation taxable as ordinary income equal to the lesser of (1) the excess of the fair market value of the stock on the offering commencement date over the option price; and (2) the excess of the fair market value of the stock at the time of disposition over the price paid for it. If the disposition occurs before the expiration of either of the above two dates, the employee will recognize the excess of the fair market value of the stock on the date of the purchase over the option price as compensation taxable as ordinary income even though there may have been no gain on the disposition of the stock. To the extent of reported ordinary income in such case, the Company will be allowed a tax deduction in an equal amount. Any gain recognized in excess of the amount reported as ordinary income will be reported as long-term, mid-term or short-term capital gain, depending on how long after the purchase date the disposition occurs.

                         AMENDMENT TO THE COMPANY'S 1995
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

On November 17, 1997, the Board of Directors of the Company adopted an amendment to the 1995 Non-Employee Director Stock Option Plan (the Director Plan) to increase the number of shares of Common Stock available from 30,000 to 50,000 shares. The purpose of the increase is to obtain and retain the services of qualified persons who are not employees of the Company to serve as members of its Board of Directors. Non-employee directors of the Company are eligible to receive options under the Director Plan and will therefor benefit from such approval.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       AMENDMENT TO THE 1995 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

General. The Director Plan was adopted by the Board of Directors on October 18, 1995 and approved by the Stockholders on December 15, 1995. Non-qualified options to purchase a total of 30,000 shares of Class A Common Stock are available for issuance under the Director Plan.

The Director Plan is administered by the Board of Directors or a committee of the Board. Under the Director Plan, each director of the Company who was a director at the time of adoption of the Director Plan and who was not a current or former employee of the Company received an option to purchase a number of shares of Class A Common Stock equal to 500 multiplied by the years of service of such director as of the date of the grant. At each annual meeting of the Board of Directors of the Company following the initial grant described above, each non-employee director is granted under the Director Plan an option to purchase 2,000 shares of the Class A Common Stock of the Company. The option exercise price is the fair market value of the shares of the Company's Class A Common Stock on the date of the grant. The options are non-transferable and become exercisable as follows: 25% immediately and 25% on each of the first, second and third anniversaries of the grant date. If an optionee ceases to be a member of the Board of Directors for a reason other than death or permanent disability, the unexercised portion of the options, to the extent unvested, immediately terminate, and the unexercised portion of the options which have vested lapse 180 days after the date the optionee ceases to serve on the Board. In the event of death or permanent disability, all unexercised options vest and the optionee or his or her legal representative has the right to exercise the option for a period of 180 days or until the expiration of the option, if sooner.

On January 23, 1996 a total of 5,500 options were issued under the Director Plan at an exercise price of $6.63 per share. On February 18, 1997 a total of 6,000 options were issued under the Director Plan at an exercise price of $3.50 per share. As of October 15, 1997, none of these options had been exercised.


Federal Income Tax Information. Set forth below is a general summary of the federal income tax consequences to the Company and to recipients who receive options or restricted stock under the Director Plan. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

     Tax Treatment of Non-Qualified Stock Options. Under Section 83 of the Code, optionees realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Director Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the optionee would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

     Alternatively, an optionee holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise even though the stock acquired is subject to a substantial risk of forfeiture. If the optionee makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will not result in ordinary compensation income to the optionee.

     The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the optionee.

                              APPROVAL OF AUDITORS

The Board has selected the firm of Richard A. Eisner & Company, LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending June 30, 1998 and is submitting the selection to stockholders for approval. The Board recommends a vote "FOR" this proposal. Unless the proxy indicates otherwise, the shares represented by the enclosed proxy will be voted to approve such selection.

Although there is no legal requirement that this matter be submitted to a vote of stockholders, the Board believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event Richard A. Eisner & Company, LLP is not ratified by the affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, the Board may reconsider its selection. A representative of Richard A. Eisner & Company, LLP is expected to attend the Annual Meeting. Such representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.


       THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE ABOVE SELECTION



                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     In fiscal year 1997, both Mr. Grieco and Mr. Phillips failed to timely file Form 3 upon joining the Company's Board of Directors. In addition, Dr. Robar, Mr. Boswell, Ms. Wurts and Mr. Phillips each filed a Form 4 relating solely to the grant of options outside of the prescribed time limits. These grants, however, could have been reported on Form 5, in which case they would not have been due until August 14, 1997. Additionally, for fiscal year 1997, Dr. Robar failed to timely file a From 4 relating to the sale of the Company's Class A Common Stock and Mr. Boswell and Ms. Wurts each failed to timely file a Form 4 relating to the purchase of the Company's Class A Common Stock.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     For approximately the last ten years, Bruce A. Shear, a director and the President, Chief Executive Officer and Treasurer of the Company, and persons affiliated and associated with him have made a series of unsecured loans to the Company and its subsidiaries to enable them to meet ongoing financial commitments. The borrowings generally were entered into when the Company did not have financing available from outside sources and, in the opinion of the Company, were entered into at market rates given the financial condition of the Company and the risks of repayment at the time the loans were made. As of June 30, 1997, the Company owed an aggregate of $75,296 to related parties. During the year ended June 30, 1997, the Company paid an aggregate of $114,771 to related parties.

     During the period ended June 30, 1996, the Company paid Mr. Shear and affiliates approximately $111,971 in principal and accrued interest under various notes.. As of June 30, 1997, the Company owed Bruce A. Shear $55,296 on a promissory note, which is dated March 31, 1994, matures on December 31, 1998 and bears interest at the rate of 8% per year, payable quarterly in arrears, and requires repayments of principal quarterly in equal installments.


                     STOCKHOLDER PROPOSALS FOR 1998 MEETING


     Proposals of stockholders intended to be presented and director nominations intended to be made at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office, 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Paula C. Wurts, Assistant Clerk, not later than July 27, 1998 for inclusion in the proxy statement for that meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Securities Exchange Act of 1934.
                                  OTHER MATTERS

     The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies by management will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone or personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of the Company's stock held in the names of such brokers, custodians and fiduciaries, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                      By order of the Board of Directors



                                      Paula C. Wurts, Assistant Clerk

November 24, 1997

     The Board hopes that stockholders will attend the meeting, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                               EXHIBIT A


     Section 5. Action at a Meeting. Except as otherwise provided in the Articles of Organization, the presence of a quorum shall be separately determined with respect to each matter to be acted on at any meeting of stockholders, and shall consist of the holders of shares having the right to cast a majority of the votes which may be cast with respect to such matter (including shares as to which a nominee has no voting authority as to certain matters brought before the meeting). Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

     When a quorum is present at any meeting, the affirmative vote of shares representing a majority of the votes which may be cast with respect to such matter present or represented and voting shall be necessary and sufficient to the determination of any questions brought before the meeting, unless a larger vote is required by law, by the articles of organization or by these by-laws, provided, however, that any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election. Shares as to which a nominee has no voting authority as to a particular question or questions brought before the meeting will not be deemed to be cast with respect to such question or questions.

     Except as otherwise provided by law or by the articles or organization or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him and a proportionate vote for any fractional shares so held by him. Stockholders may vote either in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving its invalidity shall rest on the challenger.

     Any election by stockholders and the determination of any other questions to come before a meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon but need not be otherwise.

DS1.372833.1